                                                                    Exhibit 10.3

NOVIRIO LEASE
AUGUST 21, 2001


                                 LEASE AGREEMENT

1.    PARTIES

This Lease Agreement ("Lease") executed as of this 22 day of August, 2001 by and between West Cambridge Science Park, LLC, a Massachusetts limited liability corporation having a mailing address of 38 Pequossette Road, Belmont, Massachusetts 02478-3459 ("Lessor"), which expression shall include its successors, and assigns where the context so admits, and Novirio Pharmaceuticals, Inc., a Massachusetts corporation having a mailing address of 125 CambridgePark Drive, Cambridge, Massachusetts 02140 ("Lessee"), which expression shall include its successors and assigns where the context so admits.

2.    LEASED PREMISES

Lessor hereby leases to Lessee and Lessee hereby leases from Lessor that portion of the building (the "Building") located at 763E Concord Avenue, Cambridge, Massachusetts (the "Property") totaling approximately six thousand seven hundred seventy-one (6,771) gross square feet ("GSF") shown on Exhibit "A" attached hereto, together with fourteen (14) parking spaces shown on Exhibit "B", (together referred to as the "Leased Premises") and the right to use in common with others the ways to access said Leased Premises. The Property is part of the development known as West Cambridge Science Park ("West Cambridge Science Park").

3.    TERM

The term of this Lease (the "Term" or "Lease Term") shall be for three (3) years commencing on July 1, 2002 (the "Commencement Date") and terminating on June 30, 2005. In the event that Lessor terminates for any reason its existing Lease with Zycos, Inc., for the Leased Premises (Lessee being Zycos, Inc.'s current subtenant), it is agreed that Lessor and Lessee shall execute an amendment to this Lease providing that the Commencement Date of this Lease shall become the date of the termination of Zycos, Inc.'s said Lease, with the termination date of this Lease (June 30, 2005) being unaffected.

Lessee shall have the option to terminate this Lease at midnight on June 30, 2004 (the "Early Termination Date") under the following conditions:

      (a) In order to exercise said option of early termination, Lessee shall give Lessor written notice of termination on or before April 30, 2004.

      (b) At the time Lessee notifies Lessor that Lessee is exercising its option for an early termination of this Lease, Lessee shall pay to Lessor by certified check or checks the sum of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) as consideration for such early termination, (the "Early Termination Fee"). If Lessee does not duly pay the Early Termination Fee as herein provided, then Lessee's attempted exercise of its option to terminate this Lease on the Early Termination Date shall be void and of no force or effect.
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NOVIRIO LEASE
AUGUST 21, 2001


      (c) It is stipulated and agreed that the security deposit (as provided in Section 7 hereof) may not be used (in whole or in part) to satisfy Lessee's obligation to pay the Early Termination Fee.

4.    RENT

Base Rent for the first twelve months of the Lease Term shall be at the rate of Two Hundred Twenty-Five Thousand Two Hundred Twelve and 25/100 Dollars ($225,212.25) plus Ten Thousand Eighty and 00/100 Dollars ($10,080.00) on account of the fourteen (14) parking spaces described in Section 2 hereof, which Base Rent (excluding, however, the $10,080 payable on account of the parking spaces) shall be subject to annual escalation as hereinafter provided.

Each year on the anniversary of the Commencement Date, the Base Rent shall be increased by a percentage equal to the greater of (a) 3.5% or (b) the percentage increase in the Consumer Price Index, All-Items, for All Urban Consumers (CPI-U) (1982-84 = 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Index"), over the immediately preceding twelve month period ending with the most recent calendar quarter for which said Index has been published; provided, however, that if said Index shall no longer be published, then the index reflecting the rate of inflation in the economy which is the most comparable thereto shall be used in lieu thereof.

Base Rent for the Lease Term shall be payable in equal monthly installments, with the first twelve such installments to be in the amount of $19,607.69 each, with each such installment to be due and payable in advance on the first day of each month commencing on the Commencement Date; provided, however, that if the Commencement Date does not fall on the first day of the month, Lessee shall pay, in advance on such date, the Base Rent pro-rated for the number of days then remaining in the month.

5.    ADDITIONAL RENT

As "Additional Rent", Lessee shall pay to Lessor its Proportionate Share (as hereinafter defined) of operating expenses related to the Property incurred by Lessor, including, but not limited to, real estate taxes, insurance, building and parking area maintenance and repair, water and sewer, back-flow prevention testing, grounds maintenance and landscaping, snowplowing, sanding and ice removal and the shuttle bus or van service to be provided pursuant to the Parking and Transportation Demand Management Plan for West Cambridge Science Park (see also Section 30 hereof).

Lessee's said Proportionate Share shall be as follows:

      (a) For real estate taxes, insurance, building and parking maintenance and repair, grounds maintenance and landscaping, common areas operational and maintenance expenses, Lessee's Proportionate Share shall be that percentage which is equal to the ratio of the Leased Premises GSF to the total GSF of the Building, which is thirty-three and 9/100's percent (33.9%).


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NOVIRIO LEASE
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            Lessee shall pay one-twelfth (1/12) of the estimated annual amounts of such operating costs on the first day of each month. The amounts paid shall be adjusted annually when the actual amounts are known.

            The current Lessee's Proportionate Share charges, as currently estimated for calendar year 2002,* are as follows:

            Real Estate Taxes (Building & Parking)       $    22,437.72
            Insurance                                    $    6,155.00
            Common Electric-Parking                      $    914.87
            Grounds Maintenance                          $    1,963.90
                                                         -------------
            TOTAL                                        $    31,471.49 per year
                                                         $    2,622.62 per month

      (b) For water and sewer which shall be separately metered, Lessee's Proportionate Share shall be one hundred percent (100%) of the expenses reflected on a separate meter.

      (c) For gas and electric consumption (which shall be separately metered to service the Leased Premises) and back-flow prevention maintenance and testing, Lessee's Proportionate Share shall be one hundred percent (100%).

      (d) Lessee shall be responsible for all of Lessee's operational expenses, including Lessee's equipment repair and maintenance and Lessee's own utilities such as gas and electric as provided in Paragraphs 8 and 9 hereof.

      (e) Lessee shall pay its Proportionate Share of thirty-three and 9/100's percent (33.9%) of snowplowing and sanding expenses of areas of the parking areas dedicated to the Building, including accesses to the Building's loading dock and dumpster locations within ten days of the submission of invoices related thereto.

      (f) For shuttle bus or van service to be provided pursuant to the Parking and Transportation Demand Management Plan for West Cambridge Science Park, Lessee's Proportionate Share shall be the lesser of twelve per cent (12%) or $100.00 per month during the first two years of the Lease Term and the lesser of twelve percent (12%) or $150.00 per month during the remainder of the Lease Term.

      (g) Lessor shall not charge Lessee for management fees or capital replacement.

      (h) Notwithstanding the provisions of Section 5(a) to the contrary, any increase in Additional Rent solely on account of grounds maintenance and landscaping, building and parking area maintenance and repair, snowplowing, sanding and ice removal in any given year shall be limited to no more than five percent (5%).


----------

*These charges are estimates based on currently available information and, as such, are subject to adjustment once the actual charges are known.


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NOVIRIO LEASE
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6.    RENT DUE DATE

Rent for the Term of the Lease shall be due and payable monthly in advance on the first day of each month. All rent shall be paid without offset or reduction. In the event Lessee fails to make payments of rent on the due date, then Lessee, without prior notice from Lessor, shall be charged and pay interest on said unpaid rent at the rate of the Wall Street Journal Prime Rate plus four (4) percent during the time the arrearage continues. In the event Lessee fails to make such payment within three (3) days of the due date, then Lessee, without prior notice from Lessor, shall be charged and pay a late charge fee equal to one and one-half percent (1.5%) of the amount due for each month or portion thereof.

7.    SECURITY DEPOSIT

Upon the execution of this Lease, Lessee shall pay to the Lessor the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) which shall be added to the Five Thousand and 00/100 Dollars ($5,000.00) already being held by Lessor so as to total Fifty-Five Thousand and 00/100 Dollars ($55,000.00). This amount, together with interest thereon at the rate of two percent (2%) per annum which shall be credited by Lessor to Lessee, shall be held as a security deposit hereunder. In lieu of said cash security deposit, Lessee, at Lessee's option, may deliver to Lessor at the time this Lease is executed an unconditional, irrevocable Letter of Credit in the amount of Seventy-Five Thousand and 00/100 Dollars (U.S. $75,000.00) naming Lessor as beneficiary, which Letter of Credit shall be issued by a United States bank approved by Lessor and shall otherwise be in form acceptable to Lessor. Said Letter of Credit shall have a term at least equal in length to the Lease Term or if for a term shorter than the Lease Term, shall provide that if the Letter of Credit is not extended or renewed at least forty-five (45) days prior to its then expiration date, Lessor shall have the unconditional right to draw upon it in full. Said Letter of Credit shall constitute the security deposit and may be drawn upon either by Lessor's certification that Lessor is entitled to the security deposit under the terms of this Section 7 or in the event of a failure to extend or renew it as specified in the immediately preceding sentence.

The security deposit shall be held as a security for the due performance of each and every obligation of Lessee as in this Lease provided. Lessor may commingle the Security Deposit in one or more bank accounts with other funds of Lessor. Lessor may use the Security Deposit to cure any default by Lessee under the terms of this Lease, and Lessee shall immediately pay to Lessor on demand, as Additional Rent, the amount so expended and any additional amount as is required to cause the security deposit at all times to equal the amount set forth above. Lessor shall assign the security deposit to any successor owner of the Building, and thereafter Lessor shall have no further responsibility therefor or liability on account thereof. Upon the expiration (or any earlier termination) of the Lease Term, Lessor shall inspect the Premises, make such deductions from the security deposit as Lessor reasonably estimates may be required to cure any default by Lessee under the terms of this Lease, and pay the balance of the security deposit, if any, to Lessee within thirty (30) days of such expiration or termination. The security deposit may not be used by Lessee in lieu of rent payment(s) including, but not limited to, the last months' Base Rent payments or the payment of any Additional Rent.

8.    OPERATING COSTS


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NOVIRIO LEASE
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Except as otherwise provided in Paragraph 9 hereof, Lessee shall pay all costs and expenses of the operation and management of the Leased Premises and for repairs and replacement, cleaning and maintenance of the Leased Premises including, without limitation, the following: (i) the cost of electrical energy for the operation of any machine, appliance or device used in the operation of the Leased Premises; (ii) the cost of all utilities, whether they are used for furnishing heat, air conditioning or other purposes; (iii) all bills for fuel furnished to the Leased Premises; (iv) the maintenance and repair of the neutralization tank, including removal, disposal and replacement of its chips, subject to Paragraph 29 hereof; (v) trash disposal and lawful and proper disposal of any chemicals or refuse: (vi) window cleaning and janitorial services, including janitorial equipment and supplies; (vii) the material and labor for cleaning the Leased Premises and sidewalk areas adjacent to the Leased Premises, including removing ice, snow and debris from such areas. The cost of utilities shall be as reflected on separate meters for the Leased Premises.

9.    MAINTENANCE

Lessee covenants throughout the Term of this Lease, at its sole cost and expense, to keep and maintain the Leased Premises and all fixtures, equipment and systems therein, including all plumbing, backflow preventers, neutralization tank(s) (subject to Paragraph 29 hereof), sprinkler, heating, air conditioning, electrical and gas fixtures, systems and equipment, all ceiling, doors and door frames, window glass and window frames, carpeting and flooring, inside walls of the Leased Premises, in good repair and condition, subject to ordinary wear and tear and damage by casualty (subject to Paragraph 19 hereof), making all repairs thereto as may be required. Lessor will deliver the Leased Premises in good order on the Commencement Date, subject, however, to ordinary wear and tear by the current tenant Zycos, Inc. and by Lessee, as Zycos, Inc.'s subtenant. With respect to the heating, ventilating and air conditioning ("HVAC") systems and equipment, Lessee shall obtain and maintain in force during the Term of this Lease a maintenance contract with a reputable HVAC service contractor so as to insure that the HVAC systems and equipment are maintained on a regular, preventive basis, including, but not limited to, regular changes of filters and belts, and regular preventive maintenance checks of refrigerant and pumps. Lessee shall not permit the Leased Premises to be overloaded, damaged, punctured, stained, stripped or defaced, nor suffer any waste. Lessee shall obtain Lessor's written consent before erecting any sign on the Leased Premises, except that Lessor agrees that Lessor will provide to Lessee signage space on the existing signage board(s) located outside the Building and shall reimburse Lessee for Lessee's reasonable one-time cost of installing Lessee's sign on the front of the Building. All of Lessee's signage shall conform to the existing signage styles. Notwithstanding the above, Lessee and Lessor shall share equally (50/50) the entirety of any capital expenditure related to plumbing, Building backflow preventers, sprinkler, heating, air conditioning, electrical and gas fixtures, systems and equipment (excluding (a) regular maintenance and repair, (b) replacement items which cost less than $500.00, and (c) items under maintenance contracts) which cost in the aggregate up to ten thousand and 00/100 dollars ($10,000.00) per year, with Lessor paying any excess over ten thousand dollars and 00/100 ($10,000.00) per year.

Lessor agrees, at Lessor's sole cost and expense, to maintain and repair the roof and structure of the Building in the same condition as it is at the commencement of the Term or as it may be put

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NOVIRIO LEASE
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in during the Term of this Lease, reasonable tear and wear, excepted, and damage by fire and other casualty excepted subject to Paragraph 19 hereof.

10.   USE

Lessee shall use the Leased Premises only for the purpose of research and development and business office use. Lessee shall secure all necessary local, state and federal permits and licenses for the conduct of its business.

11.   COMPLIANCE WITH LAWS

Lessee acknowledges that the Leased Premises, the Building and the Property shall not be possessed, occupied or used for any purpose or in any manner which will be improper, noisy or offensive, or contrary to any applicable Federal, state and local law, by-law, ordinance, code, rule or regulation or any guidance or interpretation of any governmental authority relating thereto (hereinafter collectively referred to as the "Legal Requirements"). Without limiting the generality of the foregoing, except in accordance with all other applicable provisions of this Lease and all Legal Requirements (and having given Lessor copies of all required permits, licenses and approvals), Lessee shall not bring or permit to be brought, stored, used or generated in or on the Leased Premises, the Building or elsewhere on the Property any "Hazardous Materials" (as hereinafter defined). "Hazardous Materials" means and includes any substance, waste material, effluent or emission, whether in a solid, gas, liquid or other state, which is radioactive or deemed hazardous, toxic, a pollutant or a contaminant under any Federal, state or local law, by-law, ordinance, code, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any governmental authority, now or hereafter in effect, relating to pollution or to the protection of health, safety or the environment. By way of illustration and not limitation, "Hazardous Materials" includes "oil", "hazardous materials", "hazardous wastes", and "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, and the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 et seq., as amended, and the regulations promulgated thereunder, and also Massachusetts General Laws, Chapter 21C and Chapter 21E and the regulations promulgated thereunder. If and to the extent that any Hazardous Materials are brought, stored, used, or generated in or on the Leased Premises, Lessee agrees to indemnify, defend and hold harmless, Lessor, all other tenants and occupants of the Building, the Property and West Cambridge Science Park and all of their respective employees, agents, consultants, contractors, guests and invitees from and against all loss, liability, damage and expense (including consultants' and attorneys' fees and expenses) ever caused by, resulting from or associated with such Hazardous Materials, including, without limitation, all costs of assessment, containment, removal, remediation or other response, any injury or death to any person or any loss of or damage to any property (including natural resource damages), regardless of whether Lessee or Lessee's employees, agents, consultants and contractors have been negligent or otherwise at fault with respect to said Hazardous Materials. For purposes of this indemnification Lessor shall be deemed strictly liable on account of all such Hazardous Materials, regardless of fault. If, at any time during the Lease Term, any lender or governmental authority requires any investigation or assessment, including, without limitation, sampling and analytical testing, to determine whether

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NOVIRIO LEASE
AUGUST 21, 2001


there has been any release or threatened release of Hazardous Materials by Lessee or anyone claiming by, through or under Lessee, and if there is reasonable basis to conclude that such a release or threatened release has occurred, then Lessee shall reimburse Lessor upon demand, as Additional Rent, for the costs thereof. Lessee shall execute affidavits, certifications and the like, as may be reasonably requested by Lessor, from time to time with respect to Lessee's best knowledge and belief concerning the presence, procedures for management and any releases or threatened releases of Hazardous Materials in or on the Leased Premises, the Building or the Property. Lessor reserves the right to enter the Premises at reasonable times (provided twenty-four (24) hours' notice is given to Lessee, except in the case of emergency) to inspect the same for Hazardous Materials. If at any time during the Lease Term, Lessee or anyone claiming by, through or under Lessee uses or stores radioactive materials on the Premises, Lessee's obligations under this Section 11 shall include compliance with all so-called "close-out" procedures of the Nuclear Regulatory Commission or other Federal, state or local governmental authorities having jurisdiction over radioactive materials.

12.   FIRE INSURANCE

Lessee shall not permit any use of the Leased Premises which will make voidable any insurance on the Property, or on the contents of said Property, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. Lessee shall on demand reimburse Lessor, and all other tenants at the Property all extra insurance premiums caused by Lessee's use of the Leased Premises or the Property.

13.   ALTERATIONS

Lessee shall not make structural alterations or additions or any alterations or additions which may adversely impact the structure of the Building or the Leased Premises (hereinafter referred to as "structural alterations or additions"). Should Lessee wish to make non-structural alterations or additions to the interior of the Leased Premises, including, but not limited to, alterations or additions to, or removal of, non-bearing walls, partitions, ceilings, flooring or floor coverings (including carpeting), doors or elements of the heating, ventilating, air conditioning, plumbing or electrical systems, Lessee shall in each such case obtain Lessor's consent thereto, which consent shall not be unreasonably withheld provided that the requirements of this Section 13 and any other applicable requirements of this Lease are duly satisfied. Prior to Lessor's reviewing Lessee's request for consent to any such non-structural alterations or additions, Lessee shall provide to Lessor design plans and specifications describing in detail the proposed alterations or additions and including any applicable color schemes or choices for surface treatments and/or floor coverings (including carpeting).

Prior to undertaking any such non-structural alterations or additions which require a Building Permit from the City of Cambridge or any other construction/installation permit from a governmental authority, Lessee shall, at Lessee's sole expense, (unless otherwise mutually agreed upon by Lessor and Lessee in writing as to any given project):


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NOVIRIO LEASE
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      (a)   engage the services of a qualified architect, engineer and/or contractor to determine the need for and the design of the contemplated alterations or additions; and

      (b) provide to Lessor the architect's, engineer's and/or contractor's report, together with the design plans and specifications, for the alterations or additions when requesting Lessor's consent to implement them.

Should Lessor's consent be granted for the making of alterations or additions to the interior of the Leased Premises, Lessee shall duly obtain all necessary permits, licenses and approvals prior to the commencement of the work and shall perform the work (if applicable) in accordance with the architect's, engineer's and/or contractor's plans and specifications therefor. Should the contemplated alterations or additions be substantial, including, but not limited to, alterations or additions to, or removal of, non-bearing walls, partitions, ceilings, flooring or floor coverings (including carpeting), doors or elements of the heating, ventilating, air conditioning, plumbing or electrical systems, then, prior to performing any work, Lessee shall deposit, at Lessor's option, with Lessor a sum of money equal to the cost of restoring the Leased Premises to their original condition. Should Lessee make any alterations or additions to the Leased Premises, and said alterations or additions result in a violation of applicable zoning, building, health or safety laws, by-laws, ordinances, codes, rules or regulations or any other Legal Requirements as to any part of the Leased Premises, even if such part is not being altered or changed (including those parts of the Leased Premises which then have non-conforming status as to any such Legal Requirements), then Lessee shall be fully responsible for curing all such violations at Lessee's sole expense and shall reimburse Lessor on demand, as Additional Rent, for any expenses (including consultants' and attorneys' fees) that Lessor may incur in connection with such violation(s).

All such allowed alterations or additions shall be made at Lessee's sole expense and shall be of a quality at least equal to that of the present construction. Lessee shall not permit any mechanics' liens, or similar liens, to attach to the Leased Premises for labor or materials furnished to Lessee, or claimed to have been furnished to Lessee, in connection with work of any character performed or claimed to have been performed at the direction of Lessee, and shall cause any such liens to be released of record or bonded over forthwith without cost to Lessor. Any alterations or additions made by Lessee shall become the property of Lessor upon the expiration or any earlier termination of the Lease Term, unless Lessor specifies at the time of Lessor's granting its consent to the alterations or additions that Lessee remove some or all of such alterations or additions, in which case Lessee shall do so and shall fully repair prior to the expiration or earlier termination of the Lease Term any damage, injury or disruption to the Building and the Leased Premises caused by or resulting from such removal. In the event that Lessee fails to so remove its alterations and additions at the expiration or any earlier termination of the Lease Term as required by the preceding sentence and/or to repair any damage, injury or disruption caused thereby or resulting therefrom, Lessor shall have the right to use all or part of any monies deposited by Lessee pursuant to this Section, (as well as the security deposit, should such monies prove insufficient) for purposes of such removal and/or repairs. Any monies deposited by Lessee pursuant to this Section which are not so used and applied by Lessor shall be promptly refunded to Lessee once the said removal and/or repairs have been duly completed. The right to use said

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NOVIRIO LEASE
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monies deposited by Lessee pursuant to this Section, as well as the security deposit, shall be in addition to, and not by way of limitation of, all other rights and remedies which Lessor shall have on account of Lessee's failure to perform Lessee's obligations under the terms of this Lease.

14.   SUBLEASING AND ASSIGNING

Lessee shall not assign or sublet the whole or any part of the Leased Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that (a) Lessee shall not be in default under the terms of this Lease; (b) Lessee remains a business entity in good standing and financially capable of continuing to perform its obligations under this Lease; and (c) Lessor determines, in the exercise of its good faith judgment, that the proposed assignee or sublessee has sufficient financial resources, good reputation and character of proposed occupancy to fulfill Lessee's obligations under this Lease. For purposes of the preceding sentence, Lessor agrees to approve or reject a proposed assignment or subletting within ten (10) business days after receiving from Lessee copies of the proposed instrument of assignment or sublease, together with the financial and other relevant information regarding the assignee or subtenant, as the case may be.

If Lessor consents to an assignment or sublease: (a) Lessee shall promptly deliver to Lessor a fully executed copy of said assignment or sublease, which shall be in all material respects the form previously submitted to Lessor for review; and (b) following any such assignment or sublease, Lessee shall remain primarily liable to Lessor under the terms of this Lease (which liability shall be joint and several with the assignee or sublessee).

Regardless of whether Lessor grants such consent to an assignment or sublease, Lessee shall reimburse Lessor on demand, as Additional Rent, for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in excess of $1,500.00 incurred by Lessor in responding to a request for such consent.

Any assignment or sublease shall be subject to all of the terms and provisions of this Lease, including without limitation this Section 14. If Lessee enters into any such assignment or sublease, Lessor may, at any time and from time to time after the occurrence of a default hereunder, collect rent from such assignee or sublessee, and apply the net amount collected against Lessee's obligations hereunder, but no such assignment or sublease or collection of rental shall be deemed an acceptance by Lessor of such assignee or sublessee as a lessee hereunder or as a release of the original named Lessee hereunder.

15.   SUBORDINATION

This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the Property. This Section shall be self-operative, but notwithstanding the self-operative effect, Lessee shall, when requested, promptly execute and deliver such written instruments as shall be requested to evidence the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.


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Lessor represents that, at the present time, there are two mortgages encumbering the Property. Should in the future the Property be encumbered by additional mortgages from lenders, Lessor shall provide Lessee with a non-disturbance agreement from said lenders having mortgages on the Property recognizing the terms of this Lease. With respect to expenses associated with providing Lessee with said non-disturbance agreement from lenders having mortgages on the Property, Lessor shall pay all of the legal expenses related to the initial preparation of such agreements and shall pay up to $250.00 of the legal expenses of lender's counsel related to the negotiation of any such agreement, and Lessee shall pay any amount in excess of $250.00

16. LESSOR'S ACCESS

Upon twenty-four (24) hours notice from Lessor to Lessee, Lessee shall permit Lessor, its agents employees and contractors, during Lessee's business hours, to enter all parts of the Leased Premises to inspect the same and to enforce and carry any provision of this Lease, provided, however, that in case of an emergency situation, such access shall be provided at any time upon Lessor's or Lessor's manager's oral request. Within six (6) months of the expiration of this Lease, the Lessor may show the Leased Premises to others, with reasonable prior notice and so as not to unreasonably interfere with the normal conduct of Lessee's business.

17.   INDEMNIFICATION

Lessee shall save Lessor harmless from all loss, damage, liability and expense, including reasonable attorneys' fees and expenses, occasioned by anything occurring on the Leased Premises unless caused by the negligence of the Lessor, and from all loss, liability, damage and expense, including reasonable attorneys' fees and expenses, whenever occurring at the Leased Premises or the Property occasioned by any omission, fault, neglect or other misconduct of the Lessee, its employees, agents, guests and invitees.

18.   LESSEE'S INSURANCE

Lessee shall maintain with respect to the Leased Premises and the Property a comprehensive public liability insurance in the amount of $2,000,000 with property damage insurance in limits of $1,000,000 and an umbrella policy of at least $5,000,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring Lessor as well as Lessee against injury to persons or damage to property as provided therein. Lessee shall deposit with Lessor certificates for such insurance upon the execution of this Lease, naming Lessor as additional insured under the policies, and thereafter at least thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured named therein. Lessee shall also maintain adequate coverage for its personal property at the Leased Premises.

19.   FIRE, CASUALTY AND EMINENT DOMAIN

Should seventy percent (70%) of the Leased Premises or sixty percent (60%) of the Property be damaged by fire or other casualty, or be taken by eminent domain, Lessor may elect to terminate

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NOVIRIO LEASE
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this Lease by notice given within thirty (30) days of the event. When such fire, casualty or taking renders the Leased Premises substantially unsuitable for their intended use, Lessee may elect to terminate this Lease if:

      (a) Lessor fails to give written notice within thirty (30) days of intention to restore Leased Premises, or

      (b) Lessor fails to restore the Leased Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

Lessor reserves, and Lessee grants to Lessor, all rights which Lessee may have for damages or injuries to the Leased Premises for any taking by eminent domain, except for damage to Lessee's fixtures, property or equipment.

20.   DEFAULT AND BANKRUPTCY

In the event that:

      (a) Lessee shall default in the payment of any installment of Rent or Additional Rent herein specified and such default shall continue for ten (10) days after written notice thereof; provided, however, that if a rental payment default shall occur three times within any twelve month period, then Lessor shall not thereafter be required to give such notice of default to Lessee and to accord Lessee said right to cure; or

      (b) Lessee shall default in observance or performance of any other of Lessee's covenants, agreements, or obligations hereunder and such default has not been corrected within thirty (30) days after written notice thereof or such additional time as is reasonably required to correct such default provided Lessee is diligently prosecuting the correction, or immediately if the default has been corrected and Lessee is again in default in the same manner; or

      (c) Lessee or any guarantor makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against Lessee or any guarantor and is not dismissed within thirty
            (30) days; or if a receiver or similar officer becomes entitled to Lessee's leasehold hereunder and it is not returned to Lessee within thirty (30) days, or if such is taken on execution or other process of law in any action against Lessee; or

      (d) any representation or warranty made herein or in any certificate, financial statement or other instrument furnished in connection with this Lease shall prove to be materially false;

      (e) any attempted assignment of this Lease or any attempted subletting of all or any part of the Leased Premises without the prior written consent of Lessor;

NOVIRIO LEASE
AUGUST 21, 2001


      (f) if, after any permitted assignment or sublease in accordance with the provisions of Section 14 hereof, Lessee shall be subject to any of the conditions or events specified in Subsection 20 (c) hereof, then

Lessor shall have the right thereafter, while such default continues, to re-enter and take the complete possession of the Leased Premises, to declare the term of this Lease ended (forcibly if necessary and to the extent permitted by law) and to remove Lessee's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default and without being deemed guilty of any manner of trespass. Lessee shall be liable for the Base Rent, Additional Rent and any other charges due from Lessee as current damages for the residue of the Term and shall indemnify Lessor against all loss of rent and other payments which Lessor may incur by reason of such termination during the residue of the Term. Lessor agrees that it shall use commercially reasonable efforts to re-let the Leased Premises, provided, however, that this obligation shall be deemed satisfied if Lessor lists the Leased Premises for lease with a real estate broker or rental agent having experience with leasing commercial real estate in the City of Cambridge, Massachusetts. At any time within 120 days from such termination, whether or not Lessor shall have collected any such current charges payable under any of the foregoing provisions of this Section, Lessor may elect to recover, and Lessee shall forthwith pay, as liquidated final damages in lieu of such current damages beyond the date of such election, an amount equal to the excess, if any, of the Base Rent, Additional Rent and any other charges due from Lessee for the residue of the Term minus the fair market value rent for the Leased Premises for the same period of time. Lessee agrees that Lessor may re-let the Leased Premises, or any portions thereof, for a period which may, at Lessor's option, be less than or exceed the balance of the Term of this Lease, and may grant concessions or free rent. Lessor may make such alterations, repairs, replacements and decorations to the Leased Premises as Lessor, in Lessor's reasonable judgment, considers advisable or necessary for the purpose of re-letting the Leased Premises. If Lessee shall default in the observance of any conditions or covenants on Lessee's part to be observed or performed under or by virtue of any provisions in any provisions of this Lease (including, but not limited to, the timely payment of Base Rent or Additional
Rent), Lessor, without any obligation to do so and without thereby waiving such default, may, upon ten (10) days notice to Lessee (except in the event of an emergency), remedy such default for the account and at the expense of Lessee. If Lessor makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred shall be paid with interest at the rate of the Wall Street Journal Prime Rate plus four (4) percent per annum and costs to Lessor by Lessee as Additional Rent.

21.   LIABILITY OF OWNER

Lessor shall not be liable under the terms of this Lease or otherwise for damage or injury caused by, resulting from or associated with the leakage or release of water, whether attributable to roof leaks, pipes or plumbing fixtures bursting, leaking or overflowing, or other sources unless such leakage or release of water is directly attributable to the gross negligence of Lessor. IN ADDITION AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE TO THE CONTRARY, UNDER NO CONDITION OR CIRCUMSTANCE SHALL LESSOR BE LIABLE TO LESSEE OR TO ANY OTHER PARTY FOR ANY SPECIAL, REMOTE OR CONSEQUENTIAL DAMAGES.

NOVIRIO LEASE
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No owner of the Property shall be liable hereunder except for breaches of
Lessor's obligations occurring during the period of ownership. The obligations of Lessor shall be binding upon Lessor's interest in said Property, but not upon other assets of Lessor, and no individual partner, agent, trustee, stockholder, officer, director, employee or beneficiary of Lessor shall be personally liable for the performance of Lessor's obligations hereunder.

22.   REMEDIES CUMULATIVE

No reference to any specific right or remedy shall preclude Lessor from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Lessor to insist upon the strict performance of any agreement, term, covenant or condition hereof, and no acceptance of full or partial rent during the continuance of such breach, shall constitute a waiver of any breach by Lessee under this Lease. No breach by any other Lessee under any other lease of any portion of the Property shall affect or alter this Lease in any way whatsoever.

23.   NOTICE

Any notice from Lessor to Lessee relating to this Lease, the Leased Premises or the Property or to the use, possession and occupancy thereof, shall be deemed duly given or served, if hand delivered or if sent to Lessee by registered or certified mail, return receipt requested, or by a recognized overnight courier service, postage and other charges prepaid, addressed to Lessee at 125 CambridgePark Drive, Cambridge, MA 02140, Attn: Andrea J. Corcoran, Senior Vice President - Legal and Administration. Any notice from Lessee to Lessor relating to this Lease, the Leased Premises or the Property or to the use, possession and occupancy thereof, shall be deemed duly given or served, if mailed to Lessor by registered or certified mail, return receipt requested, or by a recognized overnight courier service, postage and other charges prepaid, addressed to Lessor at the following address or to any other address as Lessor may from time to time advise Lessee of in writing:

To Lessor:                                  With a copy to:

WEST CAMBRIDGE SCIENCE PARK, LLC            MICHAEL P. LAST, ESQUIRE
ATTN. JACQUES SULTAN, MANAGER               RACKEMANN, SAWYER & BREWSTER
38 PEQUOSSETTE ROAD                         ONE FINANCIAL CENTER
BELMONT, MA 02478-3459                      BOSTON, MA 02111

Such notice shall be deemed given either when received or three business days after being mailed in the foregoing manner, whichever shall first occur.

24.   SURRENDER

At the expiration of the Term, whether by termination or any other manner of expiration or cessation of Lessee's right of possession hereunder, Lessee shall vacate the Leased Premises and remove all Lessee's goods and effects from the Leased Premises (including, without limiting the generality of the foregoing, all furniture, Hazardous Materials, waste of any nature, any and all

NOVIRIO LEASE
AUGUST 21, 2001


contaminated material [including the neutralization chips] and all signs, stickers and lettering affixed or painted by Lessee, either inside or outside of the Leased Premises, including on floors, doors, walls or cabinetry).

Lessee shall deliver to Lessor the Leased Premises (including, without limiting the generality of the foregoing, its plumbing, HVAC, electrical, chemical hoods, benches and neutralization tank systems) and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises (provided Lessor does not elect otherwise as provided herein), in good condition, damage by fire or other casualty and reasonable wear and tear only excepted. Lessee shall, at its sole cost and expense, repair any and all damage resulting from the removal of any fixtures. In the event of the Lessee's failure to remove any of Lessee's property from the Leased Premises, or deliver the Leased Premises in good condition as provided herein, Lessor is hereby authorized, without liability to Lessee for loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee's expense, or to retain the same under Lessor's control or to sell the same at public or private sale, and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. Lessor may make all necessary repairs, maintenance and work which are Lessee's responsibility as provided herein, and charge Lessee as Additional Rent any expenses and obligations which Lessor has incurred in connection herewith (including, without limitation, reasonable attorneys' fees incurred by Lessor in connection herewith).

If Lessee fails to vacate the Leased Premises in a timely manner upon the expiration of the Lease Term or any other termination of this Lease, Lessee shall be a tenant-at-sufferance only subject to all the terms and conditions of this Lease and, as consideration therefor, shall pay to Lessor commencing on the date of expiration or any earlier termination of the Lease Term at the rate equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent payable during the last month of the Lease Term. Such payments shall not in any way constitute, or entitle Lessee to, a renewal or extension of this Lease or grant Lessee any right to continue in possession of the Leased Premises, nor shall they limit or be in lieu of any other rights or remedies which Lessor may have against Lessee under the terms of this Lease or under applicable law.

25.   ESTOPPEL CERTIFICATE

Lessor and Lessee agree from time to time, upon not less than fifteen (15) days prior written request by the requesting party, to execute, acknowledge and deliver to the requesting party a statement in writing in form satisfactory to the requesting party certifying that this Lease is unmodified and in full force and effect; that the responding party has no defenses, offsets or counterclaims against its obligations to perform under its obligations and covenants under this Lease; that there are no uncured defaults of the requesting party under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Base Rent, Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Property or any prospective assignee of

NOVIRIO LEASE
AUGUST 21, 2001


any such mortgagee, or any prospective purchaser of Lessee's business or assignee or subtenant of Lessee.

26.   WAIVER OF SUBROGATION

Any insurance carried by either Lessor or Lessee with respect to the Property or Leased Premises or personal property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

27.   BROKERAGE

The Brokers named herein, Joe Sultan and Kevin Sullivan of The Conrad Group, each represent and warrant that he is duly licensed as such by the Commonwealth of Massachusetts, and joins in this Lease and becomes a party hereto, insofar as any provisions of this Lease expressly apply to him, and any amendments or modifications of such provisions to which he agrees in writing. The fees and expenses of each such broker shall be paid exclusively by Lessor. Lessor and Lessee each acknowledge and represent to the other that no other brokers, finders or like parties are entitled to the payment of any commission or finder's fee with respect to this Lease and the transactions contemplated by it, and each agrees to indemnify, defend and hold harmless the other with respect to any such payment.

28.   CONDITION OF THE LEASED PREMISES

Lessor shall deliver the Leased Premises to Lessee solely in an AS-IS CONDITION, provided that Lessor agrees that the Building structure and roof and all Building equipment, including HVAC, electric fixtures and plumbing, will be in good working order, as of the Commencement Date, subject, however, to normal wear and tear by the current tenant Zycos, Inc. and by Lessee, as Zycos, Inc.'s subtenant.

Lessor shall have no obligation to make any improvements or changes to the Building associated with (a) Lessee's occupancy or (b) any work performed by Lessee, whether or not stated in this Lease.

29.   SPECIAL PROVISIONS

      (a)   LOADING DOCK:

            The loading dock which is identified on the attached floor plan shall be Lessee's sole loading dock.

      (b)   USE OF "DARK ROOM" AND "COLD ROOM":


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
NOVIRIO LEASE
AUGUST 21, 2001


            Lessee, at Lessee's sole option, may permit other tenants at the Property to use the "Dark Room" and "Cold Room" in common with Lessee during normal business hours, with the control of these rooms residing with Lessee.

      (c)   NEUTRALIZATION TANK:

            Lessee shall retain the right to use the plumbing dedicated to the waste disposal from the Property and the existing central neutralization tank. Lessee shall monitor the waste from the Leased Premises in accordance with applicable laws which may include the installation of additional monitoring and sampling ports (at Lessee's expense) after a tenant occupies the adjoining space adjacent to the Leased Premises. Lessor shall monitor or cause to be monitored the waste from any other tenant in the building which enters the common plumbing. If the neutralization chips need to be removed and changed as a result of contamination, the cost of such work shall be paid by the party causing the contamination, or on a pro rata basis if more than one party has caused the contamination, which shall be determined on the basis of the monitoring. Lessee shall maintain the existing central neutralization tank; provided, however, that during such time as the said space adjoining the Leased Premises is occupied by a tenant and such tenant shares in the use of the central neutralization tank, Lessor shall reimburse Lessee for thirty percent (30%) of the cost of maintaining said tank.

            Notwithstanding the foregoing to the contrary, during such time as a tenant occupies the space adjoining the Leased Premises and either
            (i) said tenant's operations are not compatible with Lessee's operations, or (ii) a central neutralization tank is not permitted under existing or new law or regulation, then Lessor shall provide Lessee with up to six individual under-counter neutralization tanks. All under-counter neutralization tanks shall become part of the Leased Premises and shall be duly delivered to Lessor upon any expiration of the Term of this Lease as provided in Section 24 hereof.

      (d)   HVAC:

            Lessee acknowledges that HVAC system shall be considered adequate for the term of the Lease and that Lessor shall not be required to supplement or make any changes to the HVAC (even if required by applicable code).

30.   COMPLIANCE WITH PTDM REQUIREMENTS

In order to comply with the requirements of the City of Cambridge Parking and Transportation Demand Management Planning Ordinance, Lessor has filed with, and had approved by, the City of Cambridge Traffic, Parking and Transportation Department, a Parking and Transportation Demand Management Plan ("PTDM Plan"). Lessee acknowledges having received and reviewed a copy of the PTDM Plan and hereby agrees duly to comply with (a) all requirements of the PTDM Plan which are applicable to Lessee and Lessee's employees, agents, guests and invitees, as said requirements may hereafter be supplemented, amended or otherwise modified to satisfy

NOVIRIO LEASE
AUGUST 21, 2001


the City of Cambridge and (b) all guidelines, rules and regulations issued from time to time by Lessor in order duly to implement the requirements of the PTDM Plan. Consistent with the requirements of the PTDM Plan, Lessee is to discourage the use of single occupancy vehicle commuting and to promote the use of alternative modes of transportation.

Lessee agrees promptly to provide Lessor with such information, including, without limitation, information regarding the number of full-time equivalent employees using the Leased Premises, as shall be necessary for Lessor to comply with the monitoring and reporting requirements of the PTDM Plan. In addition, Lessee shall provide Lessor with periodic written status reports detailing the measures being implemented by Lessee to comply with the PTDM Plan. Said status reports shall be provided at least annually or at such more frequent intervals as may be reasonably requested by Lessor in order to satisfy the requirements of the City of Cambridge.

31.   LESSEE'S REPRESENTATIONS

If Lessee is a business entity, then the person or persons executing this Lease on behalf of Lessee jointly and severally warrant and represent in their individual capacities that:

      (a) Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized;

      (b) Lessee has the authority to own its property and carry on its business as contemplated under this Lease;

      (c) Lessee is in compliance with all the laws and orders of public authorities applicable to Lessee;

      (d)   Lessee has duly executed and delivered this Lease;

      (e) the execution, delivery and performance by Lessee of this Lease (i) are within the powers of the Lessee, (ii) will not violate any provisions of law or any order of any court or agency of government, or any agreement or other instrument to which the Lessee is a party or by which it or any of its property is bound, or (iii) will not result in the imposition of any lien or charge on any of Lessee's property except by the provisions of this Lease; and

      (f) the Lease is a valid and binding obligation of Lessee in accordance with its terms.

Lessee, if a business entity, agrees that breach of the foregoing warranty and representation shall, at Lessor's election, be a default under this Lease. This warranty and representation shall survive the termination of the Lease Term.

32.   LESSOR'S REPRESENTATIONS

If Lessor is a business entity, then the person or persons executing this Lease on behalf of Lessor jointly and severally warrant and represent in their individual capacities that:

NOVIRIO LEASE
AUGUST 21, 2001


      (a) Lessor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized;

      (b) Lessor has the authority to own its property and carry on its business as contemplated under this Lease;

      (c) Lessor is in compliance with all the laws and orders of public authorities applicable to Lessor;

      (d)   Lessor has duly executed and delivered this Lease;

      (e) the execution, delivery and performance by Lessor of this Lease (i) are within the powers of the Lessor, (ii) will not violate any provisions of law or any order of any court or agency of government, or any agreement or other instrument to which the Lessor is a party or by which it or any of its property is bound; and

      (f) the Lease is a valid and binding obligation of Lessor in accordance with its terms.

This warranty and representation shall survive the termination of the Lease
Term.

33.   MISCELLANEOUS

      (a)   SEVERABILITY:

            If any provisions of this Lease or any application thereof shall be deemed by a court to be invalid or unenforceable under a given set of circumstances, said provisions(s) shall be interpreted so as to permit their enforceability to the maximum extent possible, failing which, this Lease shall be interpreted as if such provision(s) were not a part hereof, and the remainder of this Lease shall not be affected thereby.

      (b)   GOVERNING LAW:

            This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      (c)   RELATIONSHIP OF PARTIES:

            Lessor and Lessee shall not be considered to joint venturers or partners, and neither shall have the power to bind or obligate the other except as set forth herein.

      (d)   MODIFICATION:

            No changes, additions, or interlineations made to this Lease shall be binding unless initialed or signed by each of the parties.

NOVIRIO LEASE
AUGUST 21, 2001


      (e)   NO OTHER REPRESENTATIONS OR WARRANTIES:

            The Lessee acknowledges that Lessee has not been influenced to enter into this Lease nor has it relied upon any warranties or representations not set forth or incorporated in this Lease.

      (f)   NO OTHER AGREEMENT:

            This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior oral and written negotiations and dealings between them with respect to such subject matter. The agreement of the parties contained in this Lease shall not be modified or amended unless such modification or amendment is in writing and signed by the parties.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals as of this _____day of August, 2001

LESSOR:                                   LESSEE:
West Cambridge Science Park, LLC          Novirio Pharmaceuticals, Inc.



By: /s/ Jacques Sultan                    By:  /s/ Jean-Pierre Sommadossi, Ph.D.
    ----------------------------------        ----------------------------------
    Jacques Sultan, Manager               Its: Chief Executive Officer
    Being hereunto duly authorized            ----------------------------------
                                               Being hereunto duly authorized


                                    BROKERS:

--------------------------------------        ----------------------------------
Joe Sultan                                    Kevin Sullivan, The Conrad Group


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